FOURTH AMENDMENT OF LEASE

DATE:                         as of April 19, 2004
                              --------------------

LANDLORD:                   Leonia Associates, L.L.C.
                     a New Jersey limited liability company

TENANT:                        Infocrossing, Inc.
                    f/k/a Computer Outsourcing Services, Inc.
                             a Delaware corporation

ADDRESS OF TENANT:             2 Christie Heights
                             Leonia, New Jersey 07605

LEASE DATE:                       June 2, 1997

DATE OF PRIOR
AMENDMENTS:  January 16, 1998, September 9, 1999 and August 28, 2000

BUILDING:                     2 Christie Heights
                           Leonia, New Jersey 07605

                                    RECITALS

         WHEREAS, Landlord and Tenant entered into a lease agreement dated June 2, 1997 (the "Original Lease") wherein Tenant leased a portion of the Building;

         WHEREAS, the first lease amendment dated January 16, 1998 ("First Lease Amendment") provided for certain changes including an increase in the square footage of the Premises and an increase in Fixed Basic Rent, Additional Rent and number of parking spaces;

         WHEREAS, the second lease amendment dated September 9, 1999 ("Second Lease Amendment") provided for certain Tenant Renovations to the Premises and an increase in Fixed Basic Rent and an extension of the Term;

         WHEREAS, the third lease amendment dated August 28, 2000 ("Third Lease Amendment") provided for certain Supplemental Tenant Renovations to the Premises and to modify the Fixed Basic Rent;

         WHEREAS, the parties now intend to further modify the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

         1. The Lease. For the purpose of this Fourth Lease Amendment, the term, "Lease" shall be defined as the Original Lease as amended by the First Lease Amendment, Second Lease Amendment and the Third Lease Amendment. Unless otherwise defined herein, the capitalized terms shall have the meaning ascribed to it in the Lease.



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                                        4

         2. Tenant Renovations. Tenant desires to renovate a portion of the Premises and Landlord is willing to allow Tenant to do so. Tenant shall have the right to perform the improvements indicated on Exhibit "A" attached hereto ("Second Supplemental Tenant Renovations"). Landlord must approve any material modification to the attached plans. For the purposes of this paragraph, Second Supplemental Tenant Renovations shall include all work in Exhibit "A" and shall be performed in a workmanlike manner and in compliance with all state, local and federal laws and ordinances.

         3. Tenant's Restoration of the Demised Premises. Notwithstanding anything to the contrary contained in this Amendment, Tenant hereby covenants and agrees that at Landlord's option Tenant shall, at its sole cost and expense, return the portion of the Demised Premises to which the Second Supplemental Tenant Renovations relate to its original, structurally sound condition that existed prior to Tenant's performance of any Second Supplemental Tenant Renovations as same are set forth on Exhibit "A", at such time, if at all, as Tenant should vacate the Building pursuant to the terms of the Lease or otherwise, reasonable wear and tear excepted. At Landlord's option, Tenant shall pay to Landlord the cost of such restoration and Landlord will be responsible to perform the necessary work. In this event, Landlord will provide Tenant with two proposals comparable in scope of work for the cost of such restoration and Tenant will obtain one comparable bid proposal. The amount of the payment by Tenant to Landlord shall be the lowest of the three bids, provided same is comparable in scope of work. The parties specifically agree that there is no maximum amount for such restoration and that this restoration is in addition to other existing restoration requirements of Tenant.

         4. Term. Paragraphs (15) and (16) of the Preamble to the Lease and Paragraph 5 of the Second Lease Amendment are hereby modified to provide that the Term shall be extended for an additional term commencing January 1, 2015 and ending December 31, 2019 so that the Termination Date shall be December 31, 2019.

         5. Fixed Basic Rent. The Lease shall and is hereby modified so that Fixed Basic Rent for the Period of January 1, 2015 through December 31, 2019 shall mean SIX MILLION TWO HUNDRED FIFTY-ONE THOUSAND SEVEN HUNDRED FIFTY AND 00/100 ($6,251,750.00) DOLLARS.

                           (A) Yearly Rate: ONE MILLION TWO HUNDRED FIFTY
THOUSAND THREE HUNDRED FIFTY AND 00/100
($1,250,350.00) DOLLARS.

                           (B) Monthly Installment: ONE HUNDRED FOUR THOUSAND
ONE HUNDRED NINETY-FIVE AND 83/100
($104,195.83) DOLLARS.

         6. Landlord's Work Allowance. As an inducement to Tenant for entering into this Fourth Lease Amendment, Landlord shall reimburse Tenant for Second Supplemental Tenant Renovations in the amount of $200,000. Landlord will reimburse Tenant in the amount of $50,000.00 per month for four (4) months commencing at the earlier of the first full month after Tenant commences the Second Supplemental Tenant Renovations or July 1, 2004.



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         7. Successor-in-Interest. This Fourth Amendment of Lease shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns.

         8. Definitions, Inconsistencies. In the event of any inconsistencies between this Fourth Amendment of Lease and the Lease, the Fourth Amendment of Lease shall govern and be binding. All words and terms used in this Fourth Amendment of Lease and not otherwise defined herein shall have the respective meanings ascribed to them under the Lease or unless the context clearly requires otherwise. This Fourth Amendment of Lease was drafted by Landlord as a matter of convenience and it shall not be construed for or against either party on that account since Tenant had the opportunity to review same and make changes thereto.

         9. Ratification of Lease. Except as expressly modified and amended by this Fourth Amendment of Lease, all of the terms, provisions and conditions of the Lease are hereby ratified and confirmed by Landlord and Tenant. Tenant hereby releases and discharges Landlord from any and all claims or liability now arising out of the Lease prior to the date hereof, including, but in no way limited to, any and all charges as billed by Landlord to Tenant pursuant to the terms of the Lease. This does not apply to any estimated billings charged to the Tenant. In the event of a conflict between the terms of the Lease and the terms of the Fourth Amendment, the terms of the Fourth Amendment shall control.

         IN WITNESS WHEREOF, the parties have set their hands and seals the date above first written.

WITNESS:                                    LEONIA ASSOCIATES, L.L.C.
                                                     By: Jeffco Holding, Ltd.,
                                                            its Managing Member

DAWN MOYER                                           By:  /s/ Jeffrey E. Cole
--------------------------                     --------------------------------
                                                     Jeffrey E. Cole, President

WITNESS:                                    INFOCROSSING, INC.


  /s/ WILLIAM J. MCHALE                     By:  /s/ NICHOLAS J. LETIZIA
--------------------------                     --------------------------------
William J. McHale                              Name:  Nicholas J. Letizia
                                               Title:    Senior Vice President


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                                   EXHIBIT "A"



Those certain improvements as set forth on a Site Plan and Construction Drawing prepared Dahn & Krieger, for Job No. 00245 and revised through January 21, 2004, as subsequently amended and approved by the Planning Board of the Borough of Leonia on March 3, 2004, and such working drawings and specifications upon which a subsequent building permit is to be issued by the Building Inspector of the Borough of Leonia, pursuant to the aforesaid approved site plan.